Exhibit 10.4(e)

This Amendment No. 5 to the Research, License and Royalty Agreement (the “Amendment”) is entered into by and between Pharmacopeia, Inc. (“Pharmacopeia”) and Berlex Laboratories, Inc. (“Berlex”), and amends the Research, License and Royalty Agreement between Berlex and Pharmacopeia dated February 15, 1995 (“the 1995 Agreement”), as previously amended in Amendment Nos. 1 through 4.

1.             [*]

2.                                      Subject to paragraph 5 of this Amendment, the milestone and royalty payments specified in Section VI and VII of the 1995 Agreement shall be replaced by the following paragraphs 2 and 3:

2.1           Within [*] of receipt by Berlex of [*].

* Information omitted and filed separately with the Commission under Rule 24b-2.

2.2           Within [*] of receipt by Berlex of [*]

2.3                                  2.3         Subject to paragraph 4 of this Amendment, Berlex shall also make the following payments [*]:

2.3.1 Filing of an IND: [*]

2.3.2 Start of a Phase III Study: [*]

2.3.3 Filing of an NDA: [*]; and

2.3.4 First Commercial Sale: [*]

For the avoidance of doubt, with respect to any compounds [*], the foregoing milestone payments will be paid only once irrespective of the number of products containing [*], or the number of [*], that achieve the milestone.

3.             With respect to any compounds [*], subject to paragraph 4 of this Amendment, Berlex shall pay to Pharmacopeia [*].

4.             The milestone and royalty payments set forth in paragraphs 2.3.2, 2.3.3, 2.3.4 and 3 hereof will be payable to Pharmacopeia [*]

5.             [*]

6.                   Berlex has the right to [*].

7.                   To the extent reasonably necessary for Pharmacopeia to comply with SEC reporting requirements Berlex agrees to issue joint press releases with Pharmacopeia within thirty (30) days of each of the following events: (a) the effective date [*]; and (b) Pharmacopeia’s receipt of milestone payments as described in this Amendment.

Except as expressly stated in this Amendment, all other terms and conditions of the 1995 Agreement, including the meanings of all capitalized terms, shall remain in full force and effect.  In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the dates indicated below.

Berlex Laboratories, Inc.	Pharmacopeia, Inc.

/s/ Lutz Lingnau	/s/ Michael G. Lenahan
Signature	Signature

1-24-03	1-20-03
Date	Date